Exhibit 99(w)

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31,
2000, 1999 AND 1998

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
CONSOLIDATED FINANCIAL STATEMENTS
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                                       PAGE(S)
Report of Independent Accountants                                                                         1

Consolidated Financial Statements:
   Consolidated Balance Sheets at December 31, 2000 and 1999                                              2

   Consolidated Statements of Income and Comprehensive Income
     for the years ended December 31, 2000, 1999 and 1998                                                 3

   Consolidated Statements of Shareholders' Equity
     for the years ended December 31, 2000, 1999 and 1998                                                 4

   Consolidated Statements of Cash Flows for the
     years ended December 31, 2000, 1999 and 1998                                                         5

   Notes to Consolidated Financial Statements                                                           6-26

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of CGU Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows present fairly, in all material respects, the financial position of CGU Corporation and its subsidiaries (the "Company") at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, effective January 1, 1999, the Company changed its method of accounting for insurance-related assessments.


/s/ PricewaterhouseCoopers LLP
----------------------------------

May 8, 2001

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
(DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNT)
--------------------------------------------------------------------------------

                                                                          2000         1999
                                                                          ----         ----
ASSETS
Fixed maturity investments, at fair value (amortized cost
  $7,995,352 and $6,574,647)                                         $ 8,154,276   $ 6,680,941
Common equity securities, at fair value (cost $474,528
  and $1,600,630)                                                        765,162     2,433,643
Preferred equity securities, at fair value (cost $116,513
  and $119,547)                                                          146,919       154,828
Short-term investments, at amortized cost (which approximates
  fair value)                                                            321,173       280,621
Other investments                                                         98,752        73,846
                                                                     -----------   -----------
        Total investments                                              9,486,282     9,623,879

Cash                                                                      45,826        50,800
Insurance balances receivable                                          1,419,538     1,283,065
Reinsurance recoverable on paid and unpaid losses                      1,558,184     1,516,361
Deferred policy acquisition costs                                        420,810       451,632
Investment income accrued                                                103,584       122,574
Net deferred federal income taxes                                        107,332          --
Other assets                                                             564,762       446,324
Net assets of discontinued operations                                    503,800       505,602
                                                                     -----------   -----------
        Total assets                                                 $14,210,118   $14,000,237
                                                                     ===========   ===========
LIABILITIES
  Loss and loss adjustment expense reserves                          $ 6,982,728   $ 6,368,828
  Unearned insurance premiums                                          2,042,468     2,023,396
  Long-term debt                                                       1,113,900     1,130,750
  Net deferred federal income taxes                                         --         102,627
  Accounts payable and other liabilities                                 872,316       603,138
                                                                     -----------   -----------
        Total liabilities                                             11,011,412    10,228,739
                                                                     -----------   -----------
Commitments and contingencies (Notes 11, 12 and 16)

SHAREHOLDERS' EQUITY
  Common stock, $1.00 par value;
    authorized 100,000 shares, 16,022 shares outstanding                      16            16
  Additional paid-in capital                                             753,200       753,200
  Retained earnings                                                    2,135,727     2,400,619
  Accumulated other comprehensive income                                 309,763       617,663
                                                                     -----------   -----------
        Total shareholders' equity                                     3,198,706     3,771,498
                                                                     -----------   -----------
        Total liabilities and shareholders' equity                   $14,210,118   $14,000,237
                                                                     ===========   ===========

The accompanying notes are an integral part of the consolidated financial statements.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                 2000           1999           1998
                                                                 ----           ----           ----
Revenues:
  Earned insurance premiums                                  $ 4,275,059    $ 4,259,995    $ 4,041,878
  Net investment income                                          504,884        502,125        480,276
  Net realized gains from investment securities
    and other investments                                        732,769        381,948        400,335
                                                             -----------    -----------    -----------
        Total revenues                                         5,512,712      5,144,068      4,922,489
                                                             -----------    -----------    -----------
Expenses:
  Losses and loss adjustment expenses                          4,301,997      3,252,406      3,946,847
  Underwriting and other operating expenses                    1,497,698      1,516,614      1,462,800
                                                             -----------    -----------    -----------
        Total expenses                                         5,799,695      4,769,020      5,409,647
                                                             -----------    -----------    -----------
Pretax earnings (loss)                                          (286,983)       375,048       (487,158)

Federal income tax benefit (provision)                            83,318       (104,474)       186,150
                                                             -----------    -----------    -----------
Net income (loss) from continuing operations before
  cumulative effect of change in accounting principle           (203,665)       270,574       (301,008)

Cumulative effect of change in accounting principle,
  net of tax                                                        --           (9,405)          --
                                                             -----------    -----------    -----------
Net income (loss) from continuing operations                    (203,665)       261,169       (301,008)

  Income from discontinued operations                             40,817         54,146         46,691

  Loss on disposal of discontinued operations                   (102,044)          --             --
                                                             -----------    -----------    -----------
  Net income (loss) from discontinued operations                 (61,227)        54,146         46,691
                                                             -----------    -----------    -----------
Net income (loss)                                               (264,892)       315,315       (254,317)

Other comprehensive income, net of tax:
  Increase (decrease) in net unrealized appreciation
    of investments                                              (304,218)      (552,945)       281,836
  Gain (loss) on foreign currency exchange                        (3,682)        29,276        (16,283)
                                                             -----------    -----------    -----------
Comprehensive net income (loss)                              $  (572,792)   $  (208,354)   $    11,236
                                                             ===========    ===========    ===========


The accompanying notes are an integral part of the consolidated financial statements.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
CONSOLIDATED STATEMENTS SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                    2000            1999          1998
                                                                    ----            ----          ----
Common stock:
  Balance, beginning of year                                    $        16    $        16    $        18
  Common stock issued to parent                                        --             --                9
  Retirement of shares due to merger                                   --             --              (11)
                                                                -----------    -----------    -----------
  Balance, end of year                                                   16             16             16
                                                                -----------    -----------    -----------
Additional paid-in capital:
  Balance, beginning of year                                        753,200        753,200      1,378,199
  Common stock issued to parent                                        --             --          474,999
  Return of capital distribution                                       --             --       (1,099,998)
                                                                -----------    -----------    -----------
  Balance, end of year                                              753,200        753,200        753,200
                                                                -----------    -----------    -----------
Accumulated other comprehensive income:
  Balance, beginning of year                                        617,663      1,141,332        875,779
  Increase (decrease) in net unrealized appreciation
    of investments (net of deferred federal income tax)            (304,218)      (552,945)       281,836
  Gain (loss) on foreign currency exchange (net of
    federal income tax)                                              (3,682)        29,276        (16,283)
                                                                -----------    -----------    -----------
  Balance, end of year                                              309,763        617,663      1,141,332
                                                                -----------    -----------    -----------
Retained earnings:
  Balance, beginning of year                                      2,400,619      2,085,304      2,339,867
  Net income (loss)                                                (264,892)       315,315       (254,317)
  Dividend to shareholder                                              --             --             (246)
                                                                -----------    -----------    -----------
  Balance, end of year                                            2,135,727      2,400,619      2,085,304
                                                                -----------    -----------    -----------
Total shareholders' equity                                      $ 3,198,706    $ 3,771,498    $ 3,979,852
                                                                ===========    ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                         2000          1999           1998
                                                                         ----          ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income (loss)                                           $  (264,892)   $   315,315    $  (254,317)
        Adjustments to reconcile net income to net
          cash provided by operating activities:
            Loss on disposal of discontinued operations                 102,044           --             --
            Net income from discontinued operations                     (40,817)       (54,146)       (46,691)
            Amortization of bond premium and discount                   (32,143)        (6,724)         4,517
            Net realized gains from investment securities
              and other assets                                         (732,769)      (381,948)      (400,335)
            Depreciation and amortization                                30,201         47,610         42,186
            Deferred federal income taxes                               (80,443)       107,243       (179,749)
        Change in operating assets and liabilities:
            Reinsurance recoverable on paid and unpaid losses           (41,823)       386,806       (641,304)
            Deferred policy acquisition costs                            30,822            835        (23,995)
            Loss and loss adjustment expense reserves                   613,901       (575,197)     1,235,903
            Unearned insurance premiums                                  19,071        (29,010)       109,613
            Insurance balances receivable                              (136,473)      (101,814)       (58,814)
            Net change in other assets and liabilities                  180,200        125,227         96,481
                                                                    -----------    -----------    -----------
        Net cash used by operating activities                          (353,121)      (165,803)      (116,505)
                                                                    -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of investments:
            Fixed maturity investments                               (6,182,395)    (3,206,018)    (1,567,358)
            Common equity securities                                   (642,410)    (1,220,016)    (1,516,461)
            Preferred equity securities                                    (539)          (250)          --
            Net increase (decrease) in short-term investments           (40,552)        28,106       (107,727)
            Net increase (decrease) in other invested assets            (31,958)        (3,897)       (54,200)
        Proceeds from the sales of investments:
            Fixed maturity investments                                4,785,894      2,985,482      1,198,776
            Common equity securities                                  2,316,433      1,372,141      1,548,504
            Preferred equity securities                                   4,146         22,733           --
        Maturities of fixed maturity investments                        207,511        253,628        265,348
        Proceeds from the sale of real estate                             4,883          8,203           --
        Purchase of National Farmers Union Insurance
          Company (Note 3)                                                 --             --         (116,400)
        Purchases of equipment, net                                     (14,233)       (18,809)       (31,063)
        Development of computer software                                (41,783)          --             --
                                                                    -----------    -----------    -----------
        Net cash provided (used) by investing activities                364,997        221,303       (380,581)
                                                                    -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
        Capital contribution                                               --             --          425,295
        Return of capital distribution                                     --             --       (1,099,998)
        Dividends paid                                                     --             --             (246)
        Long-term debt                                                  (16,850)        (4,700)     1,100,000
                                                                    -----------    -----------    -----------
        Net cash provided (used) by financing activities                (16,850)        (4,700)       425,051
                                                                    -----------    -----------    -----------
Net increase (decrease) in cash                                          (4,974)        50,800        (72,035)

Cash, beginning of  year                                                 50,800           --           72,035
                                                                    -----------    -----------    -----------
Cash, end of year                                                   $    45,826    $    50,800     $     --
                                                                    ===========    ===========     ==========

The accompanying notes are an integral part of the consolidated financial statements.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a.   NATURE OF BUSINESS AND BASIS OF PRESENTATION

            Effective June 2, 1998, Commercial Union plc and General Accident plc, both UK corporations, were merged in a pooling of interests to form CGU plc. The U.S. operations of both companies were formally merged on December 31, 1998 when General Accident Corporation of America (GACA) was merged into Commercial Union Corporation (CUC) and the name was changed to CGU Corporation (the "Company"), which is a wholly-owned subsidiary of CGNU plc, its ultimate parent. CGNU plc is a United Kingdom Company listed on the London Stock Exchange, and was formed on May 30, 2000, when CGU plc merged with Norwich Union plc to form CGNU plc. The Company, through certain of its subsidiaries, is primarily engaged in underwriting and risk placement of property and casualty insurance business. The Company is also engaged, through certain other subsidiaries, in underwriting of life insurance and annuities.

            The Company's primary subsidiaries are CGU Insurance Company and subsidiaries (Pennsylvania domiciled), Commercial Union Insurance Company and subsidiaries (Massachusetts domiciled), General Accident Insurance Company and subsidiaries (Pennsylvania domiciled), CGU Life Insurance Company of America and subsidiary (Delaware domiciled), National Farmers Union Property and Casualty Company and subsidiary (Colorado domiciled), Houston General Insurance Company and subsidiaries (Texas domiciled), and Pilot Insurance Company (a Canadian Subsidiary).

            Subsidiaries acquired during 1998 and accounted for as purchases under Accounting Principles Board (APB) Opinion No. 16, "Business Combinations" (APB No. 16), are included in the consolidated financial statements from the date of acquisition. The merger of the U.S. operations of GACA and CUC was accounted for as a pooling of interests. Accordingly, the 1998 consolidated financial statements have been restated as though the companies had been merged throughout the accounting periods presented. All significant intercompany transactions have been eliminated in consolidation.

       b.   PENDING TRANSACTION

            On September 25, 2000, CGNU plc announced it had entered into a definitive agreement to sell its U.S. property and casualty operations to White Mountains Insurance Group, Ltd (White Mountains). The agreed-upon purchase price is approximately $2,170,000, subject to purchase price adjustments and certain pre-closing reinsurance transactions, payable in cash and a Sellers Note amounting to $260,000. Concurrent with the sale:

            - The Company will enter into certain retroactive reinsurance arrangements which will include the cession of all asbestos, environmental and certain other latent exposures, as well as an excess of loss reinsurance agreement covering adverse development.

            - The Company will sell its life insurance and Canadian property and casualty operations to CGNU plc for $503,800, subject to purchase price adjustments and certain reinsurance transactions. As more fully described in Note 2, the sale of the Company's life operations and Canadian property and casualty operations to CGNU plc has been reported as discontinued operations in accordance with APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of a Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" (APB No. 30).

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

            - Long-term debt owed to CGNU plc amounting to $1,100,000 at December 31, 2000 and included in the accompanying balance sheet will be paid with proceeds from the anticipated sale of the Company's discontinued operations and with proceeds from sales of investment securities.

            Subject to regulatory approvals, the sale is expected to be consummated in the second quarter of 2001.

       c.   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       d.   INVESTMENTS

            Fixed maturity investments (all of which are classified as "Available for Sale") and common and preferred equity securities are stated at fair value based on quoted market prices and in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investment in Debt and Equity Securities." Certain other invested assets are stated at cost, which approximates fair value.

            Short-term investments consist of money market funds, certificates of deposit and other securities which mature or become available for use within one year. Short-term investments are carried at amortized cost, which approximated fair value as of December 31, 2000 and 1999.

            Unrealized gains and losses from changes in the fair value of common and preferred equity securities and fixed maturity investments, net of applicable deferred federal income taxes, are a separate component of other comprehensive income and, accordingly, do not affect net income. Realized gains and losses on the sale of investments are determined on the basis of specific cost and are included as a component of total revenues. When other than temporary impairment of the value of a specific investment or group of investments is determined, a realized investment loss is recorded.

       e.   CASH

            Cash includes amounts on hand and demand deposits with banks and other financial institutions. Amounts presented in the statement of cash flows are shown net of balances acquired and sold in the purchase and sale of the Company's consolidated subsidiaries.

       f.   PREMIUMS AND UNEARNED INSURANCE PREMIUMS

            Property and casualty premium revenues are earned on a daily pro rata basis over the term of the respective policies. Unearned insurance premiums represent the portion of premiums written applicable to the unexpired term of each policy.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       g.   DEFERRED POLICY ACQUISITION COSTS

            Deferred policy acquisition costs primarily represent commissions, premium taxes and other costs which are directly attributable to and vary with the production of new business. These costs are deferred and amortized over the applicable premium recognition period. Deferred policy acquisition costs are limited to the amount expected to be recovered from future earned premiums and anticipated investment income. Deferred policy acquisition costs not expected to be recoverable at any given time are immediately expensed. Total acquisition costs expensed in 2000, 1999 and 1998 were $1,030,576, $985,115, and $909,629, respectively. Expenses incurred in 2000 include the recognition of $23,620 of deferred policy acquisition costs that were considered to be unrecoverable in future periods.

       h.   PROPERTY AND EQUIPMENT

            Property and equipment, included in other assets, are carried at cost less accumulated depreciation. Depreciation is charged to income principally on the straight-line method over the estimated useful lives of the assets. The Company estimates that computer equipment and furniture and fixtures have useful lives of between five and ten years. Leasehold improvements are amortized over the lesser of their estimated useful life or the lease term. Internal use software costs are capitalized for significant projects and upon completion are amortized over their estimated useful lives.

            The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the accounts and any resulting gain or loss is credited or charged to income.

       i.   LOSSES AND LOSS ADJUSTMENT EXPENSES

            Liabilities for unpaid losses and loss adjustment expenses are comprised of case basis estimates for claims and claim expenses reported prior to year-end, estimates of incurred but not reported losses and loss expenses, reported reserves from underwriting pools and associations in which the Company participates, and other estimates, net of estimated salvage and subrogation recoverable. These estimates are continually reviewed and updated and any resulting adjustments are reflected in current operating results.

            Certain claim settlements are funded by annuities (structured settlements) purchased from various life insurers. The aggregate present value of expected future payment amounts as of December 31, 2000 and 1999, for which the Company is contingently liable in the event of default by the life insurer, was $182,283 and $359,169, respectively. Included in these amounts are annuities from CGU Life Insurance Company, an affiliated company, of $106,100 and $275,686 as of December 31, 2000 and 1999, respectively.

            Certain liabilities for unpaid losses related to long-term workers' compensation coverage are discounted to present value at 7.0% in 2000 and 1999. The undiscounted liabilities were $482,889 at December 31, 2000 and $447,389 at December 31, 1999. The effect of discounting these claims is to reduce liabilities for unpaid losses by $230,691 and $227,306 at December 31, 2000 and 1999,
            respectively.

            All policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that it is more likely than not that policy liabilities and accruals will be sufficient to meet future obligations of policies in force. The amount of liabilities and accruals, however, could be revised in the near term if the estimates discussed above are revised.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       j.   POLICYHOLDER DIVIDENDS

            Dividends payable to participating property and casualty insurance policyholders are accrued for in the period in which the related premium was earned. Policyholder dividends of $17,754, $24,861 and $23,117 were included in underwriting expenses in 2000, 1999 and 1998, respectively.

       k.   FEDERAL INCOME TAXES

            The Company files a consolidated federal income tax return with its eligible subsidiary companies, primarily comprised of its property and casualty and life insurance subsidiaries.

            In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company uses an asset and liability approach that recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than changes in the tax law or rates, unless enacted. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

       l.   FOREIGN CURRENCY TRANSLATION

            The operations of Pilot Insurance Company ("Pilot"), a discontinued operation located in Canada, are denominated in Canadian dollars. Net unrealized foreign currency translation gains and losses associated with Pilot are reported, after tax, as a net amount in a separate component of accumulated other comprehensive income. Changes in the values of these operations due to currency fluctuations, after tax, are reported on the income statement as a component of other comprehensive income.

       m.   GOODWILL

            The excess of the cost to acquire purchased companies over the net assets acquired is recorded as goodwill. The Company amortizes goodwill on straight-line basis over 20 years. At December 31, 2000 and 1999, respectively, other assets included $41,947 and $47,747 of goodwill.

       n.   CHANGES IN ACCOUNTING PRINCIPLES

            Effective January 1, 1999, the Company changed its accounting policy for guarantee fund assessments and adopted the provisions of American Institute of Certified Public Accountants Statement of Position 97-3, "Accounting by Insurance and other Enterprises for Insurance-Related Assessments" (SOP 97-3). The cumulative effect of this change was to reduce net income by $9,405, representing an increase in unpaid loss and loss adjustment expense reserves of $14,470 less a related deferred federal income tax benefit of $5,065 for the year ended December 31, 1999.

            Effective January 1, 1999, the Company changed its accounting policy for internally developed software and adopted the provisions of American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 requires that certain costs incurred in developing the internal-use computer software be capitalized and provides guidance for determining whether computer software is to be considered for internal use. During 2000, the Company capitalized $41,783 of eligible computer software costs.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       o.   NEW AND PENDING ACCOUNTING PRONOUNCEMENTS

            On January 1, 2001, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), which establishes accounting and reporting standards for derivative instruments, became effective. FAS 133 did not have a significant impact on the results of operations or financial position of the Company.

            In September 2000, the Financial Accounting Standards Board (FASB) issued an exposure draft (ED), "Business Combinations and Intangible Assets." This ED proposes to eliminate the pooling-of-interests method of accounting, which would require that purchase accounting, with its recognition of intangible assets and goodwill, be applied to all business combinations.

            As the ED stands, the issuance of this statement could have a significant effect on the Company's intangible assets and amortization charge, as the Company's goodwill and intangible assets would no longer be amortized. Management is currently evaluating the impact of this ED on the Company.

       p.   CODIFICATION OF STATUTORY ACCOUNTING PRINCIPLES (UNAUDITED)

            Effective January 1, 2001, the Company's insurance subsidiaries are required to adopt new regulations implementing a codification of statutory accounting principles for insurers. The purpose of the codification is to enhance the consistency of the accounting treatment of assets, liabilities, reserves, income and expenses of insurers, by setting forth the accounting practices and procedures to be followed in completing annual and quarterly financial statements required by state law.

            Codification will serve to increase the aggregate statutory policyholders' surplus of the Company's insurance operations by approximately $120,000 (unaudited) as of January 1, 2001 primarily as a result of permitting the recording of deferred tax assets.

       q.   FINANCIAL INSTRUMENTS

            In the normal course of business, the Company enters into transactions involving various types of financial instruments, including debt and investments such as fixed maturities and equity securities. These instruments involve credit risk and also may be subject to risk of loss due to interest rate fluctuation. The Company evaluates and monitors each financial instrument individually and, when appropriate, obtains collateral or other security to minimize losses. At December 31, 2000 and 1999, unless otherwise noted in the financial instruments, the carrying amount of the Company's financial instruments approximates their fair value.


2.     DISCONTINUED OPERATIONS

       On September 25, 2000, in connection with CGNU plc's decision to sell the Company to White Mountains, the Company agreed to sell, commensurate with the sale, four of its subsidiaries to its parent, CGNU plc. Included in the sale are CGU Life Insurance Company of America and subsidiary (CGU
       Life), Pilot, CGU Annuity Services Corporation (CGUAS), and CGU Investment Management Canada Limited (CGUIMC).

       Accordingly, the operating results of the discontinued segments have been reported in the consolidated statements of income and comprehensive income as discontinued operations in accordance with APB No. 30. Subsequent to the September 25, 2000 measurement date through December 31, 2000, operations from the discontinued business generated income of approximately $30,589. Discontinued operations are anticipated to generate income of approximately $13,500 from December 31, 2000 through the anticipated disposal date.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       At December 31, 2000, the discontinued segments had assets of approximately $3,700,000, consisting primarily of invested assets, premiums and fees receivable, and deferred acquisition costs, and liabilities of approximately $3,100,000 consisting primarily of policy liabilities. Revenues for the discontinued operations were approximately $649,000, $611,000 and $660,000 for the years ended December 31, 2000,
       1999, and 1998, respectively.

       The sale is expected to be completed during the second quarter of 2001. The Company anticipates receiving proceeds of $503,800 in connection with the sale of the discontinued operations. As a result of the sale, the Company recorded a $73,122 pretax adjustment related to the write-down of the net assets of the discontinued operations to their net realizable value, which is included in the loss on disposal indicated below.

       The consolidated statements of operations for all periods presented include the results of CGU Life, Pilot, CGUAS, and CGUIMC in Net Income from Discontinued Operations.

       The following table summarizes the Company's discontinued operations for the three-year period ended December 31, 2000:

       YEAR ENDED DECEMBER 31                     2000         1999         1998
       ----------------------                     ----         ----         ----
       Operating income, before income taxes   $  70,930    $  78,605    $  74,227
       Income taxes                              (30,113)     (24,459)     (27,536)
                                               ---------    ---------    ---------
       Net income                              $  40,817    $  54,146    $  46,691
                                               =========    =========    =========

       Loss on disposal, before income taxes   $ (42,533)   $    --      $    --
       Income taxes                              (59,511)
                                               ---------    ---------    ---------
       Loss on disposal                        $(102,044)   $    --      $    --
                                               =========    =========    =========

3.     ACQUISITIONS AND SUBSIDIARIES CONTRIBUTED BY PARENT

       On July 16, 1998, CUC acquired Farmers Union Insurance Acquisition Corporation and its two property and casualty insurance subsidiaries, known collectively as National Farmers Union Insurance Companies (NFU), at a cost of $116,400. The acquisition was accounted for as a purchase and, accordingly, NFU's operating results from that date are included in CGU's net income. NFU is engaged in underwriting and risk placement of property and casualty insurance business, primarily in the Midwestern region of the U.S. Goodwill of $42,100 related to the acquisition is being amortized over a 20-year period.

       Effective January 1, 1998, Commercial Union plc acquired 100% of the capital stock of Houston General Insurance Company (HG), an underwriter of property and casualty insurance business, from Tokio Marine and Fire Company, Ltd. (TMF), and contributed the HG stock, valued at $50,000, to the capital of the Company. In exchange, the Company issued 205 shares of its common stock to its parent. Effective from the same date, under the terms of a reinsurance agreement between HG and an affiliate of TMF, all premiums, losses, and underwriting expenses associated with HG policies written prior to the effective date and with any renewals or new policies required by statute or contract to be issued on or after the effective date will be 100% ceded to and assumed by the affiliate of TMF. In addition, TMF has indemnified the Company and HG from any decline in the value of the acquired assets, other than invested assets, subsequent to January 1, 1998. The operating results of Houston General are included in the consolidated results.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

4.     INVESTMENTS

       NET INVESTMENT INCOME

       An analysis of net investment income for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                                    2000         1999         1998
                                                                    ----         ----         ----
       Interest from fixed maturity and short-term investments   $ 472,510    $ 466,257    $ 443,377
       Dividends from common and preferred equity securities        31,811       34,793       40,933
       Other investment income                                       9,649        8,707        3,732
                                                                 ---------    ---------    ---------
       Total investment income                                     513,970      509,757      488,042
       Investment expenses                                          (9,086)      (7,632)      (7,766)
                                                                 ---------    ---------    ---------
       Total net investment income                               $ 504,884    $ 502,125    $ 480,276
                                                                 =========    =========    =========

       FIXED MATURITY INVESTMENTS

       The amortized cost and fair value of fixed maturity investments available for sale at December 31, 2000 and 1999 are summarized as follows:

                                               AMORTIZED   UNREALIZED    UNREALIZED      FAIR
                                                 COST        GAINS        LOSSES         VALUE
                                               ---------   ----------    ----------      -----
       2000
       U.S. Government and agency
         obligations                          $3,119,428   $   42,605   $  (12,811)   $3,149,222
       Debt securities issued by industrial
         corporations                          2,980,490       61,623      (35,619)    3,006,494
       Municipal obligations                     891,626       90,750       (6,759)      975,617
       Mortgage-backed securities                965,878       19,067         (899)      984,046
       Foreign government obligations             37,930        1,149         (182)       38,897
                                              ----------   ----------   ----------    ----------
               Totals                         $7,995,352   $  215,194   $  (56,270)   $8,154,276
                                              ==========   ==========   ==========    ==========

       1999
       U.S. Government and agency
         obligations                          $1,352,748   $   92,469   $  (19,843)   $1,425,374
       Debt securities issued by industrial
         corporations                          2,999,442       51,234      (70,337)    2,980,339
       Municipal obligations                   1,493,444      102,266      (37,278)    1,558,432
       Mortgage-backed securities                729,013        1,799      (14,016)      716,796
       Foreign government obligations               --           --           --            --
                                              ----------   ----------   ----------    ----------
               Totals                         $6,574,647   $  247,768   $ (141,474)   $6,680,941
                                              ==========   ==========   ==========    ==========

       The amortized cost and fair values of fixed maturity investments by contractual maturity, at December 31, 2000, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                      AMORTIZED              FAIR
                                                        COST                 VALUE
                                                      ---------              -----
         Due in one year or less                      $2,522,392           $2,523,164
         Due after one year through five years         1,307,990            1,341,077
         Due after five years through ten years        1,929,250            1,957,410
         Due after ten years                           1,269,842            1,348,579
         Mortgage-backed securities                      965,878              984,046
                                                      ----------           ----------
         Total                                        $7,995,352           $8,154,276
                                                      ==========           ==========

         At December 31, 2000 and 1999, respectively, fixed maturity investments included $458,295 and $478,450 which were on deposit, with respect to certain of the Company's insurance subsidiaries, with various states and other regulatory agencies.

         On a gross basis, gains of $253,801 and losses of $58,023 were realized on 2000 sales of fixed maturity investments available for sale, while gains of $45,588 and $43,181 and losses of $61,767 and $1,654 were realized on 1999 and 1998 sales, respectively.

         COMMON EQUITY SECURITIES

         Cost and fair value of common equity securities as of December 31, 2000 and 1999 are summarized as follows:

                                              UNREALIZED   UNREALIZED      FAIR
                                  COST           GAINS       LOSSES        VALUE
                                  ----        ----------   ----------      -----
       As of December 31, 2000   $  474,528   $  312,507   $  (21,873)   $  765,162
       As of December 31, 1999    1,600,630      936,968     (103,955)    2,433,643

       On a gross basis, gains of $764,631 and losses of $210,720 were realized on 2000 sales of common equity securities, while gains of $479,954 and $423,140 and losses of $81,769 and $76,651 were realized on 1999 and 1998 sales, respectively.

       PREFERRED EQUITY SECURITIES

       Cost and fair value of preferred equity securities as of December 31, 2000 and 1999 are summarized as follows:

                                             UNREALIZED   UNREALIZED      FAIR
                                  COST         GAINS       LOSSES         VALUE
                                  ----       ----------   ----------      -----
       As of December 31, 2000   $116,513    $ 31,361    $   (955)       $146,919
       As of December 31, 1999    119,547      37,466      (2,185)        154,828

       On a gross basis, gains of $638 and losses of $65 were realized on 2000 sales of preferred equity securities, while gains of $8,583 and $12,294 and losses of $68 and $47 were realized on 1999 and 1998 sales, respectively.

       CURRENCY SWAP

       In order to protect against fluctuations in the exchange value and return on Sterling denominated U.K. Government debt securities ("Gilts"), the Company had previously entered into a currency swap agreement with an affiliate of its parent. In 1999, the Gilts were sold and the swap agreement was terminated.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       SECURITIES LENDING

       The Company has entered into a Securities Lending Authorization Agreement with a third party under which the Company has designated all fixed maturity investments not on deposit with various states or reinsurance pools as available for lending to brokers approved by the Company. The agreement specifies that all securities loaned shall be collateralized by the borrower at approximately 102% of market value, such collateral to be held by the third party. All securities loaned can be redeemed on short notice. The total market value of securities on loan at December 31, 2000 and 1999 was $1,378,701 and $325,041, respectively, with corresponding collateral valued at $1,403,737 and $331,808, respectively.

       OTHER INVESTMENTS

       Included in other investments is the Company's 20% interest in United Fire and Casualty Insurance Company (UFC) at December 31, 2000, 1999 and 1998. The Company's investment in UFC is accounted for using the equity method. In addition to UFC, other investments are primarily comprised of unconsolidated ownership interests in various investment partnerships, investments in leveraged leases and trust financing and are valued at cost, or equity, as appropriate.

5.     INSURANCE BALANCES RECEIVABLE

       The allowance for uncollectible premiums and other receivables was $40,923 and $36,419 at December 31, 2000 and 1999, respectively. The Company estimates the allowance for uncollectible premiums based on analysis of past due recoverables, accounts in legal collection, and historical charges for uncollectible accounts.


6.     PROPERTY AND EQUIPMENT

       Details of property and equipment, net of accumulated depreciation and amortization, included in other assets in the accompanying financial statements at December 31, are as follows:

                                                          2000       1999
                                                          ----       ----
       Real estate, net of impairment adjustments       $145,070   $164,568
       Furniture, fixtures and computer equipment        199,470    232,818
       Internally developed software                      41,783       --
       Leasehold improvements                             30,521     31,761
                                                        --------   --------
                                                         416,844    429,147

       Less accumulated depreciation and amortization    235,185    260,387
                                                        --------   --------
       Property and equipment, net                      $181,659   $168,760
                                                        ========   ========

       During 2000, the Company sold two real estate holdings, realizing a loss of $2,494 on proceeds of $4,883. Correspondingly, the Company paid down certain long-term bonds relating to the property sold, in the aggregate amount of $16,850 (See Note 8).

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       During 1999, the Company sold two real estate holdings, realizing a gain of $1,436 on proceeds of $8,203. Correspondingly, the Company paid down certain long-term bonds relating to the property sold, in the aggregate amount of $4,700 (See Note 8).

       The Company contracts with a third party to conduct annual appraisals of its real estate holdings. As a result of these annual valuations, the Company realized a loss of $11,000 in 2000 and $10,000 in 1999 for other than temporary impairments in the valuation of certain real estate holdings.

7.     UNPAID LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

       Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:

                                                                 FOR THE YEARS ENDED
                                                                     DECEMBER 31,
                                                                 -------------------
                                                                  2000         1999
                                                                  ----         ----
       Balance at January 1                                    $6,368,828   $6,944,024
               Less reinsurance recoverable on unpaid losses    1,285,637    1,651,963
                                                               ----------   ----------
               Net balance at January 1                         5,083,191    5,292,061
                                                               ----------   ----------

       Incurred related to:
               Current year                                     3,483,967    3,194,913
               Prior years                                        818,030       57,493
                                                               ----------   ----------
               Total incurred losses                            4,301,997    3,252,406
                                                               ----------   ----------
       Cumulative effect of change in accounting principle           --         14,470
                                                               ----------   ----------
       Paid related to:
               Current year                                     1,706,573    1,611,718
               Prior years                                      1,972,243    1,864,028
                                                               ----------   ----------
               Total paid                                       3,678,816    3,475,746
                                                               ----------   ----------
       Net balance at December 31                               5,706,372    5,083,191
               Plus reinsurance recoverable on unpaid losses    1,276,356    1,285,637
                                                               ----------   ----------
               Balance at December 31                          $6,982,728   $6,368,828
                                                               ==========   ==========

       During 2000 and 1999, the Company strengthened loss reserves on prior accident years by approximately $818,000 and $57,000, respectively. Incurred losses related to prior years primarily represents adverse loss development on the Company's auto liability coverages as well as certain commercial lines (workers' compensation, general liability and special multiple peril). This longer tail casualty business written during the mid-1990's originated primarily from the former General Accident book of business.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       The Company believes it has made a reasonable provision for its environmental and asbestos exposures as set forth below on a gross and net of reinsurance basis. However, due to significant unresolved legal and coverage issues such as whether coverage exists, definition of an occurrence, determination of ultimate damages and allocation of such damages to financially responsible parties, an indeterminate amount of additional liability may develop over time.

       Included in liability for unpaid losses and loss adjustment expense are reserves for environmental and asbestos exposures at December 31, 2000 and 1999. These reserves, which include IBNR provisions for reported and unreported claims and loss adjustment expenses (LAE) including coverage dispute costs, aggregated:

                                 2000          1999
                                 ----          ----
       Gross of reinsurance   $1,039,605   $1,353,110

       Net of reinsurance     $  786,469   $  956,001


       As more fully described in Note 1, environmental and asbestos liabilities will be ceded to a third party in connection with the acquisition of the Company by White Mountains.


8.     LONG-TERM DEBT

       Long-term debt at December 31, 2000 and 1999 consisted of the following:

                                        2000          1999
                                        ----          ----
       Term note payable to parent   $1,100,000   $1,100,000
       Bonds payable                     13,900       30,750
                                     ----------   ----------
       Total long-term debt          $1,113,900   $1,130,750
                                     ==========   ==========

       The term note payable to CGU Holdings LLC, a wholly-owned subsidiary of the Company's ultimate parent and the direct owner of 45.86% of the Company's common stock, was issued on December 31, 1998. Interest at the rate of 6.5% is payable annually on March 31 of each year. The entire principal is due on December 31, 2013. The term note payable agreement contains restrictive covenants regarding financial reporting. Interest paid on the note was $71,500, $17,875, and $0 in 2000, 1999 and 1998, respectively. The fair value of the term note payable to parent was approximately $1,009,000 at December 31, 2000.

       The bonds payable mature from 2014 to 2015 and no principal payments are required until maturity. Semi-annual payments of interest are required at rates which will vary based upon an index which is a compilation of certain short-term, tax-free bond issues. The average interest rates were 3.84%, 3.34% and 3.55% for 2000, 1999 and 1998, respectively. Although the terms of the bonds restricted the use of the borrowings to the construction of specific office buildings, the buildings themselves do not constitute collateral for the bonds. Interest paid on the bonds was $1,101, $1,143 and $1,318 for 2000, 1999 and 1998, respectively. During
       2000 and 1999, notes with principal of $16,850 and $4,700 were paid subsequent to the sale of the related property.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       As more fully described in Note 1, the term note payable to parent will be paid with proceeds from the anticipated sale of the Company's discontinued operations and with proceeds from sales of investment securities upon acquisition of the Company by White Mountains.


9.     INCOME TAXES

       The federal income tax provision for the years ended December 31, 2000, 1999 and 1998, consists of the following:

                                                       2000        1999          1998
                                                       ----        ----          ----
       Current taxes                                $   3,230    $   2,609    $  (9,132)
       Deferred taxes                                 (86,548)    (107,083)    (177,018)
                                                    ---------    ---------    ---------
       Federal income taxes charged (credited) to
         continuing operations                      $ (83,318)   $ 104,474    $(186,150)
                                                    =========    =========    =========

       Deferred taxes arise from temporary differences in the bases of assets and liabilities for tax and financial statement purposes. Components of deferred tax assets and liabilities for the property and casualty operations are as follows:

                                                                             DECEMBER 31,
                                                                         ------------------
                                                                         2000          1999
                                                                         ----          ----
       Deferred tax assets:
               Discounting of loss reserves                            $ 213,284    $ 187,457
               Unearned premium reserve adjustment                       130,199      125,332
               Net operating loss and tax credit carryforward             99,125       71,149
               Reinsurance fee payable to foreign affiliate               59,500         --
               Reserve for post-retirement benefits                       26,151       19,043
               Deferred compensation reserve                              14,189        1,543
               Accrued interest on term note payable to parent            18,769       18,769
               Allowance for doubtful receivables                         14,048       30,072
               Other                                                      40,955       31,514
                                                                       ---------    ---------
       Total deferred tax assets                                       $ 616,220    $ 484,879
                                                                       =========    =========
       Deferred tax liabilities:
               Net unrealized capital gains and losses                  (167,851)    (340,400)
               Deferred acquisition costs                               (147,284)    (158,071)
               Disposal of discontinued operations                       (48,813)        --
               Accumulated bond discount                                 (31,414)     (60,589)
               Prepaid pension cost                                      (18,571)     (20,474)
               Deferred software costs                                   (14,624)        --
               Other                                                      (7,381)      (7,972)
                                                                       ---------    ---------
       Total deferred tax liabilities                                   (435,938)    (587,506)
                                                                       ---------    ---------
       Net deferred tax asset (liability) before valuation allowance     180,282     (102,627)
       Valuation allowance                                               (72,950)        --
                                                                       ---------    ---------
       Net deferred tax asset (liability)                              $ 107,332    $(102,627)
                                                                       =========    =========

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       A reconciliation between the statutory federal tax rate and Company's effective tax rate in 2000, 1999 and 1998 is as follows:

                                                      DECEMBER 31,
                                                ----------------------
                                                2000     1999     1998
                                                ----     ----     ----
       Statutory federal tax rate:              35.0%    35.0%    35.0%
               Tax exempt interest               7.3     (6.0)     4.7
               Dividends received deduction      2.7     (2.2)     2.0
               Nondeductible charges            (1.1)     1.4     (1.3)
               Prior year true ups               2.4      4.3      --
               Valuation allowance             (25.4)    (0.2)     --
               Other                             8.1     (4.4)    (2.2)
                                                ----     ----     ----
               Effective tax rate               29.0%    27.9%    38.2%
                                                ====     ====     ====

       At December 31, 2000, the Company had net operating loss carryforwards available for utilization of approximately $87,848 of which approximately $40,476 are subject to certain limitations that restrict the utilization of these losses to the Company or group of companies that generated them.

       At December 31, 2000, the Company had foreign tax credits of approximately $44,950 which begin to expire in 2001 and Alternative Minimum Tax (AMT) credits of approximately $23,428 which do not expire.

       Income taxes paid were $14,000, $24,800 and $85,330 for 2000, 1999 and
       1998, respectively. Income tax refunds of $24,022, $70,244 and $0 were received in 2000, 1999 and 1998, respectively.

10.    PENSIONS AND OTHER POSTRETIREMENT BENEFITS

       The Company offers various postretirement benefits to its employees. Under the terms of these plans, the Company reserves the right to change, modify or discontinue the plans.

       PENSIONS

       The parent Company and certain subsidiaries have noncontributory defined benefit plans covering substantially all employees. The benefits for these plans are based primarily on years of service and employees' pay near retirement. The Company's funding policy is consistent with the funding requirements of federal law and regulations.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       OTHER POSTRETIREMENT BENEFITS

       The parent Company and certain subsidiaries provide medical and life insurance benefits to pensioners and survivors. The associated plans pay approved claims from existing assets and from company funds.

                                                           PENSION BENEFITS           OTHER BENEFITS
                                                           ----------------         -----------------
                                                           2000        1999         2000         1999
                                                           ----        ----         ----         ----
       CHANGE IN BENEFIT OBLIGATION
       Benefit obligation at beginning of year          $ 477,731    $ 534,971    $ 110,836    $ 114,181
       Service cost                                        17,629       21,374        2,840        3,172
       Interest cost                                       36,683       34,075        9,193        7,963
       Amendments                                            --           --          2,372           (3)
       Assumption changes                                    --           --         20,697         --
       Actuarial (gain)/loss                               40,022      (51,694)       2,920       (6,339)
       Benefits and expenses (net of participant
         contributions)                                   (59,678)     (60,995)      (9,846)      (8,138)
                                                        ---------    ---------    ---------    ---------
       Benefit obligation at end of year                $ 512,387    $ 477,731    $ 139,012    $ 110,836
                                                        =========    =========    =========    =========

       CHANGE IN PLAN ASSETS
       Fair value of plan assets at beginning of year   $ 594,987    $ 611,655    $    --      $    --
       Actual return on plan assets                        14,369       37,283         --           --
       Employer contribution                                3,343        7,045        9,846        8,138
       Benefit (net of participant contributions)         (58,841)     (60,995)      (9,846)      (8,138)
       Expenses paid                                         (837)        --           --           --
                                                        ---------    ---------    ---------    ---------
       Fair value of plan assets at end of year         $ 553,021    $ 594,988    $    --      $    --
                                                        =========    =========    =========    =========

       Funded status                                    $  40,634    $ 117,257    $(139,012)   $(110,836)
       Unrecognized actuarial (gain)/loss                 (22,967)     (86,978)      19,916       (7,139)
       Unrecognized transition obligation/(asset)          (4,577)      (8,551)      39,060       42,353
       Unrecognized prior service cost                      6,792        8,467        5,958        3,979
                                                        ---------    ---------    ---------    ---------
       Net prepaid (accrued) benefit cost               $  19,882    $  30,195    $ (74,078)   $ (71,643)
                                                        =========    =========    =========    =========

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       The amount recognized in the accompanying financial statements consists of:

                                                    PENSION BENEFITS              OTHER BENEFITS
                                                    ----------------            -------------------
                                                    2000        1999            2000           1999
                                                    ----        ----            ----           ----
       Prepaid benefit cost                     $   53,559     $ 46,000     $     --       $     --
       Accrued benefit liability                   (33,677)     (17,369)       (74,078)       (71,643)
       Intangible asset                               --          1,564           --             --
                                                ----------     --------     ----------     ----------
       Net prepaid (accrued) benefit cost       $   19,882     $ 30,195     $  (74,078)    $  (71,643)
                                                ==========     ========     ==========     ==========

       Weighted average assumptions
         as of December 31:
               Discount rate                          7.50%        7.96%          7.50%          8.00%
               Expected return on plan assets         9.50%        9.84%          --             --
               Rate of compensation increase          5.00%        4.13%          --             --
               Initial medical trend rate             --           --             9.50%          7.00%
               Ultimate medical trend rate            --           --             5.50%          5.00%

                                                        PENSION BENEFITS                     OTHER BENEFITS
                                                  -----------------------------       ----------------------------
                                                  2000         1999        1998       2000        1999        1998
                                                  ----         ----        ----       ----        ----        ----
       Components of net periodic
         benefit cost:
               Service cost                     $ 17,629    $ 21,374    $ 22,167    $  2,840    $  3,172    $  3,370
               Interest cost                      36,683      34,075      32,337       9,193       7,963       8,068
               Expected return on plan assets    (51,182)    (49,647)    (42,631)       --          (125)       (139)
               Amortization of prior
                 service cost                      1,716       1,720         982         393         211          36
               Amortization of transition
                 obligation/(asset)               (4,179)     (4,372)     (2,618)      3,301       3,301       3,900
               Amortization of unrecognized
                 (gain)/loss                       5,817         169          71         (26)         (9)        336
               Special termination benefits         --          --        18,763        --          --           781
               Curtailment/settlement (gain)/
                 loss                               --          --       (11,699)       --          --         6,825
                                                --------    --------    --------    --------    --------    --------
               Net periodic benefit cost        $  6,484    $  3,319    $ 17,372    $ 15,701    $ 14,513    $ 23,177
                                                ========    ========    ========    ========    ========    ========

       Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care rates would have the following effects:

                                                            1-PERCENTAGE-    1-PERCENTAGE-
                                                                POINT           POINT
                                                               INCREASE        DECREASE
                                                            -------------    -------------
Effect on total of service and interest cost components        $ 1,209         $ 1,083
Effect on postretirement benefit obligation                     15,475          13,930

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

11.    OPERATING LEASES

       Net rental expense for 2000, 1999 and 1998 aggregated $51,032, $47,686 and $52,303, respectively, net of sublease rental income of $1,716, $432 and $20, respectively. The Company leases office facilities, computer and transportation equipment with remaining lease terms ranging from one to ten years. Minimum lease commitments for each of the next five years, and thereafter, are as follows:

                               RENTAL         SUBLEASE
                               EXPENSE         INCOME
                               -------        --------
       2001                   $ 48,203         $2,261
       2002                     39,044          1,743
       2003                     32,255          1,743
       2004                     21,558            787
       2005                     16,259            695
       Thereafter               31,889            232
                              --------         ------
                              $189,208         $7,461
                              ========         ======

       Under the existing leases, there are no material contingent rental agreements, escalation clauses or restrictions imposed on the Company.

12.    REINSURANCE

       In the ordinary course of business, the Company reinsures certain risks with other insurance enterprises. Reinsurance limits the Company's maximum loss on catastrophes, large risks and unusually hazardous risks. The Company is contingently liable in the event of default by a reinsurer.

       Included in reinsurance recoverable at December 31, 2000 and 1999 are recoverables on paid losses of $281,828 and $288,447, respectively, for the property and casualty operations, which were recorded net of a valuation allowance for uncollectible reinsurance of $20,000 at December 31, 2000 and 1999.

       Reinsurance recoverable on paid and unpaid losses with a carrying value of $169,584 and $170,503 and prepaid reinsurance premiums of $12,226 and $8,812 at December 31, 2000 and 1999, respectively, for the property and casualty operations, are due from the National Council on Compensation Insurance, an involuntary pool.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       The effect of reinsurance on premiums and losses for the property and casualty operations is as follows:

                                DECEMBER 31, 2000
                   ----------------------------------------
                                                 LOSSES AND
                                                    LOSS
                                                 ADJUSTMENT
                   PREMIUM         PREMIUM        EXPENSES
                   WRITTEN         EARNED         INCURRED
                   -------         -------       ----------
       Direct    $ 4,654,603    $ 4,630,377    $ 4,767,171
       Assumed        73,591         70,495        110,904
       Ceded        (434,063)      (425,813)      (576,078)
                 -----------    -----------    -----------
       Net       $ 4,294,131    $ 4,275,059    $ 4,301,997
                 ===========    ===========    ===========

                                DECEMBER 31, 1999
                   ----------------------------------------
                                                 LOSSES AND
                                                    LOSS
                                                 ADJUSTMENT
                   PREMIUM         PREMIUM        EXPENSES
                   WRITTEN         EARNED         INCURRED
                   -------         -------       ----------

       Direct    $ 4,485,534    $ 4,518,278    $ 3,503,024
       Assumed        65,249         70,158         64,711
       Ceded        (302,037)      (328,441)      (315,329)
                 -----------    -----------    -----------
        Net      $ 4,248,746    $ 4,259,995    $ 3,252,406
                 ===========    ===========    ===========

                                DECEMBER 31, 1998
                   ----------------------------------------
                                                 LOSSES AND
                                                    LOSS
                                                 ADJUSTMENT
                   PREMIUM         PREMIUM        EXPENSES
                   WRITTEN         EARNED         INCURRED
                   -------         -------       ----------
       Direct    $ 4,389,663    $ 4,366,704    $ 4,675,460
       Assumed        77,826         80,906        234,874
       Ceded        (354,090)      (405,732)      (963,487)
                 -----------    -----------    -----------
       Net       $ 4,113,399    $ 4,041,878    $ 3,946,847
                 ===========    ===========    ===========

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       During 2000 the Company purchased a reinsurance contract from an affiliated reinsurer. The contract is a $170,000 stop loss reinsurance agreement covering accident year 2000 losses (the "primary coverage"). This contract was amended in December 2000 to include a $200,000 retroactive reinsurance agreement dated December 31, 2000, covering potential adverse loss development on reserves carried by the Company as of December 31, 2000, excluding all exposures for all policy years prior to 1988, asbestos exposures for all policy years prior to 1993, and all lead-related exposures for all policy years prior to 1993 (the "secondary coverage"). This secondary coverage was not triggered as of December 31, 2000. The Company incurred adverse development up to the limits of the primary coverage and accordingly recorded reinsurance recoverable from the affiliated reinsurer of $170,000 at December 31, 2000.

       In addition, a portion of the coverage under certain of the Company's reinsurance contracts in 2000, 1999 and 1998 has been provided by the affiliated reinsurer. Earned insurance premiums ceded to the affiliated reinsurer in 2000, 1999 and 1998 were $15,800, $28,420 and $33,190, respectively.

       Total amounts recoverable on paid and unpaid losses ceded to the affiliated reinsurer were $20,961 and $7,114 as of December 31, 2000 and 1999, respectively.

13.    OTHER COMPREHENSIVE INCOME

       Other comprehensive income was comprised of the following:

                                                                      2000
                                                      --------------------------------------
                                                      BEFORE            TAX           NET OF
                                                       TAX            (EXPENSE)        TAX
                                                      AMOUNT          OR BENEFIT      AMOUNT
                                                      ------          ----------      ------
       Gain (loss) on foreign currency exchange:
               Balance, beginning of year             $   (39,614)   $    13,865    $   (25,749)
               Change during year                          (5,664)         1,982         (3,682)
                                                      -----------    -----------    -----------
               Balance, end of year                       (45,278)        15,847        (29,431)
                                                      -----------    -----------    -----------
       Net unrealized appreciation of investments:
               Balance, beginning of year               1,005,015       (361,603)       643,412
               Change during year                        (467,529)       163,311       (304,218)
                                                      -----------    -----------    -----------
               Balance, end of year                       537,486       (198,292)       339,194
                                                      -----------    -----------    -----------
       Total other comprehensive income:
               Balance, beginning of year                 965,401       (347,738)       617,663
               Change during year                        (473,193)       165,293       (307,900)
                                                      -----------    -----------    -----------
               Balance, end of year                   $   492,208    $  (182,445)   $   309,763
                                                      ===========    ===========    ===========


CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                      1999
                                                      --------------------------------------
                                                      BEFORE            TAX           NET OF
                                                       TAX            (EXPENSE)        TAX
                                                      AMOUNT          OR BENEFIT      AMOUNT
                                                      ------          ----------      ------
        Gain (loss) on foreign currency exchange:
                Balance, beginning of year            $   (55,025)   $      --      $   (55,025)
                Change during year                         15,411         13,865         29,276
                                                      -----------    -----------    -----------
                Balance, end of year                      (39,614)        13,865        (25,749)
                                                      -----------    -----------    -----------
        Net unrealized appreciation of investments:
                Balance, beginning of year              1,840,549       (644,192)     1,196,357
                Change during year                       (835,534)       282,589       (552,945)
                                                      -----------    -----------    -----------
                Balance, end of year                    1,005,015       (361,603)       643,412
                                                      -----------    -----------    -----------
        Total other comprehensive income:
                Balance, beginning of year              1,785,524       (644,192)     1,141,332
                Change during year                       (820,123)       296,454       (523,669)
                                                      -----------    -----------    -----------
                Balance, end of year                  $   965,401    $  (347,738)   $   617,663
                                                      ===========    ===========    ===========

                                                                      1998
                                                      --------------------------------------
                                                      BEFORE            TAX           NET OF
                                                       TAX            (EXPENSE)        TAX
                                                      AMOUNT          OR BENEFIT      AMOUNT
                                                      ------          ----------      ------
        Gain (loss) on foreign currency exchange:
                Balance, beginning of year            $   (38,742)   $      --      $   (38,742)
                Change during year                        (16,283)          --          (16,283)
                                                      -----------    -----------    -----------
                Balance, end of year                      (55,025)          --          (55,025)
                                                      -----------    -----------    -----------
        Net unrealized appreciation of investments:
                Balance, beginning of year              1,406,955       (492,434)       914,521
                Change during year                        433,594       (151,758)       281,836
                                                      -----------    -----------    -----------
                Balance, end of year                    1,840,549       (644,192)     1,196,357
                                                      -----------    -----------    -----------
        Total other comprehensive income:
                Balance, beginning of year              1,368,213       (492,434)       875,779
                Change during year                        417,311       (151,758)       265,553
                                                      -----------    -----------    -----------
                Balance, end of year                  $ 1,785,524    $  (644,192)   $ 1,141,332
                                                      ===========    ===========    ===========

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

14.    STATUTORY BASIS INFORMATION

       The Company is required to file an annual statement with state insurance regulatory authorities for each of its insurance subsidiaries prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Prescribed statutory accounting practices, which differ from accounting principles generally accepted in the United States of America in certain respects, include a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

       Statutory basis information for 2000, 1999 and 1998 is as follows:

                                                     2000             1999           1998
                                                     ----             ----           ----
       Net income (loss) for the year              $    8,234       $  526,311    $ (428,990)
       Policyholders' surplus at December 31       $2,782,986       $3,804,229    $3,580,188

15.    DIVIDEND RESTRICTIONS

       The Company's ability to pay dividends to its shareholder is dependent on receipt of dividends from its insurance subsidiaries whose shareholder dividends are restricted by state insurance regulatory authorities.

       The insurance subsidiaries are subject to state regulations which limit by reference to each companies statutory investment income and policyholders' surplus the dividends that can be paid to their parent company without prior regulatory approval. Dividend restrictions vary between the companies as determined by the laws of the domiciliary states.

       Massachusetts's statute limits the dividends an insurer may pay in any twelve-month period, without the prior permission of The Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholder surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year (if such insurer is a life company), or its net income for the preceding calendar year (if such insurer is not a life company). In addition, under Massachusetts law, no domestic insurer shall pay a dividend or make any distribution to its shareholders from other than unassigned funds unless the Commissioner shall have approved such dividend or distribution.

       Pursuant to Pennsylvania's statute, the maximum amount of dividends and other distributions that an insurer may pay in any twelve-month period, without the prior approval of the Pennsylvania Commissioner of Insurance, is limited to the greater of (i) 10% of it's policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year (if such insurer is a life company) or its net income for the preceding calendar year (if such insurer is not a life company). Any dividends to be paid by an insurer, whether or not in excess of the aforementioned threshold, from a source other than statutory unassigned surplus would also require the prior approval of the Pennsylvania Commissioner of Insurance.

       Under the applicable state restrictions, such subsidiaries paid dividends of $342,288, $180,092 and $302,799 in 2000, 1999 and 1998, respectively.

CGU CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CGNU PLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

16.    CONTINGENCIES

       REGULATORY AND INDUSTRY DEVELOPMENTS

       Unfavorable economic conditions may contribute to an increase in the number of insurance companies that are under regulatory supervision. This may result in an increase in mandatory assessments by state guaranty funds, or voluntary payments by solvent insurance companies to cover losses to policyholders of insolvent or rehabilitated companies. Mandatory assessments, which are subject to statutory limits, can be partially recovered through a reduction in future premium taxes in some states. The Company is not able to reasonably estimate the potential effect on it of any such future assessments or voluntary payments.

       LITIGATION

       The Company has been named a defendant in various legal proceedings arising in the normal course of business. In the Company's opinion, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the Company's consolidated financial statements. However, liabilities related to these proceedings could be established in the near term if estimates of the ultimate resolution of these proceedings are revised.

       RESIDUAL MARKETS

       The Company is required to participate in residual markets in various states. The results of the residual markets are not subject to the predictability associated with the Company's own managed business, and are significant to the workers' compensation line of business and both the private passenger and commercial automobile lines of business.


17.    SUBSEQUENT EVENTS

       During January 2001, the Company sold substantially all of its investments in common equity securities and recognized net realized gains of approximately $246,000.